UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2009

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29903 Agoura Road Agoura Hills,
California		91301
(Address of principal executive offices)		(Zip Code)

(818) 871-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Named Executive Officer

As of August 6, 2009, James M. Kennedy, a named executive officer of THQ Inc. (the “Registrant”), resigned from his position as Executive Vice President, Business and Legal Affairs, of the Registrant.

Director Compensation; Appointments

On August 6, 2009, the independent directors of the Registrant’s Board of Directors (the “Board”) appointed James L. Whims to serve in the newly-established position of Lead Director.  Mr. Whims shall serve for a one-year term or until his successor, if any, is appointed.  Mr. Whims has served on the Registrant’s Board since 1997 and is presently chairman of the Board’s compensation committee and also serves on the Board’s nominating / corporate governance committee.  Mr. Whims is an independent director as defined by the Nasdaq Listing Standards.

The compensation committee of the Board shall discuss at its next meeting the additional director compensation to be paid to Mr. Whims for his role as Lead Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, THQ has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Paul J. Pucino
Date: August 11, 2009		Paul J. Pucino
Executive Vice President and Chief Financial Officer